UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

July 7, 2022 (June 30, 2022)

____________________________

GROWLIFE, INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other Jurisdiction of Incorporation or Organization)

000-50385 (Commission File Number)		90-0821083 (IRS Employer Identification No.)
11335 NE 122nd Way, Suite 105 Kirkland, WA 98034 (Address of Principal Executive Offices and zip code)

(866) 781-5559

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with David Dohrmann

On June 30, 2022, the Compensation Committee of the GrowLife, Inc. (the “Company”) entered into an Employment Agreement with David Dohrmann to serve as the Company’s Chief Executive Officer for a term of five (5) years (“Term”), commencing July 1, 2022 (“Dohrmann Agreement”). Effective July 1, 2022, Mr. Dohrmann was appointed as a Member of the Board of Directors (“Board”). Mr. Dohrmann’s appointment was previously disclosed on the Company’s Form 8-K, filed with the Commission on June 3, 2022. On December 1, 2021, Mr. David Dohrmann was appointed as President of the Company

Mr. Dohrmann shall receive an annual salary of $250,000 (“Base Salary”) during the Term, subject to annual review by the Compensation Committee. Mr. Dohrmann shall earn an annual bonus equal to five percent (5%) of the Company’s EBITDA for the year starting in fiscal year 2023, payable within 15 days of completion of audit for each fiscal year end (“Annual Bonus”).

Mr. Dohrmann will be eligible to receive Stock Options, Stock Awards, Performance Based Awards or other equity incentives under the Company’s Second Amended and Restated 2017 Stock Incentive Plan as may be determined by the Board from time to time.

In the event that Mr. Dohrmann’s continuous status as employee to the Company is terminated by the Company without Cause or Mr. Dohrmann terminates his employment with the Company for Good Reason as defined in the Dohrmann Agreement, in either case upon or within twelve months after a Change in Control as defined in the Company’s Stock Incentive Plan, then 100% of the total number of equity incentives and options shall immediately become vested.

Mr. Dohrmann is entitled to participate in all group employment benefits that are offered by the Company to the Company’s senior executives and management employees from time to time, subject to the terms and conditions of such benefit plans, including any eligibility requirements.

If the Company terminates Mr. Dohrmann’s employment at any time prior to the expiration of the Term without Cause, as defined in the Dohrmann Agreement, or if Mr. Dohrmann terminates his employment at any time for “Good Reason” or due to a “Disability”, Mr. Dohrmann will be entitled to receive (i) his Base Salary amount through the end of the Term (or the Renewal Term, as applicable); and (ii) his Annual Bonus amount for each year during the remainder of the Term (or the Renewal Term, as applicable), which bonus amount shall be equal to the greater of (A) the annual bonus amount for the immediately preceding year, or (B) the bonus amount that would have been earned for the year of termination, absent such termination; and (iii) vested Options (if applicable) are fully and immediately available.

Other terms and conditions are included in and the foregoing description are qualified in their entirety by reference to the full text of the Dohrmann Agreement, a copy of which are attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference into this Item 5.02.

Mr. Dohrmann’s biography is incorporated by reference as included in the Company’s Form 10-K filed with the Commission on May 23, 2022.

Family Relationships

Mr. Dohrmann is not related to any officer or director of the Company.

Related Party Transactions

Mr. Dohrmann is our current President, and effective July 1, 2022 our Chief Executive Officer and Director. There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Other Appointments:

In connection with Mr. Hegyi’s departure as disclosed on June 3, 2022, Mr. Dohrmann will serve as interim CFO until such time as the Company identifies a qualified candidate to fill the role of CFO.

Effective July 1, 2022, the Board appointed Mr. Thom Kozik to serve as Chairman. Mr. Kozik has been a member of the Board since October 5, 2017. Mr. Kozik’s biography is incorporated by reference as included in the Company’s Form 10-K filed with the Commission on May 23, 2022.

Item 9.01   Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Dohrmann Employment Agreement, dated June 30, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROWLIFE, INC.

Date: July 7, 2022	By:	/s/ David Dohrmann
David Dohrmann
Chief Executive Officer